Exhibit 10.2

Execution Version

NOTES SECURITY AGREEMENT
among
POST HOLDINGS, INC.,
certain of its Subsidiaries,
and
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Notes Collateral Agent
Dated as of February 20, 2024

    i

SCHEDULES

1	Notice Addresses of Grantors
2	Description of Pledged Investment Property
3	Exact Legal Name, Location of Jurisdiction of Organization, Chief Executive Office
4	[Reserved]
5	Copyrights, Patents, Trademarks and Other Intellectual Property
6	Commercial Tort Claims
7	Filings and Other Actions Required to Perfect Security Interests

EXHIBITS

A-1	Form of Intellectual Property Security Agreement
A-2	Form of After-Acquired Intellectual Property Security Agreement

ANNEXES

1	Assumption Agreement

NOTES SECURITY AGREEMENT
NOTES SECURITY AGREEMENT, dated as of February 20, 2024, among POST HOLDINGS, INC., a Missouri corporation (the “Company”), each of the Grantors (as defined herein) party hereto or that may become a party hereto as provided herein, and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION (“Computershare”), as collateral agent for the Secured Parties (as defined herein) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”).
Reference is made to the Indenture, dated as of the date hereof (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantors from time to time party thereto, and Computershare, as Trustee (in such capacity, the “Trustee”), and Notes Collateral Agent.
W I T N E S S E T H:
WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance of the Notes under the Indenture; and
WHEREAS, it is a condition precedent to the issuance of the Notes that the Grantors shall have executed and delivered this Agreement to the Notes Collateral Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises, and to induce the Notes Collateral Agent and the Trustee to enter into the Indenture, each Grantor hereby agrees with the Notes Collateral Agent, for the benefit of the Secured Parties, as follows:
ARTICLE 1.
DEFINED TERMS
Section 1.1    Definitions.
(a)    Unless otherwise defined herein, capitalized terms defined in the Indenture or the Pari Passu Intercreditor Agreement and used herein shall have the meanings given to them in the Indenture or the Pari Passu Intercreditor Agreement, as applicable, and capitalized terms used herein but not defined herein, in the Indenture, and if not defined therein, in the Pari Passu Intercreditor Agreement shall have the meanings giving to them in the UCC, including but not limited to the following terms (provided that to the extent the UCC is used to define any of the following terms and such term is defined differently in deferent Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern): Accounts, Account Debtor, Authenticate, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)    The following terms shall have the following meanings:
“After-Acquired Intellectual Property Security Agreement” shall mean an After-Acquired Copyright Security Agreement, After-Acquired Patent Security Agreement or After-Acquired Trademark Security Agreement, as applicable, executed by one or more Grantors pursuant to Section 4.9(m), in substantially the form of Exhibit A-2.
“Agreement” shall mean this Notes Security Agreement, as the same may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time.
“Cash Collateral Deposit Accounts” shall mean any Deposit Account pledged to secure obligations in respect of ordinary course cash management arrangements and commodity Swap Contracts to the extent permitted under the Indenture.
“CFC” shall mean a Subsidiary of the Company that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Code” shall mean the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).
“Collateral” shall have the meaning set forth in Article 2 hereof.
“Collateral Account” shall mean any collateral account established by the Notes Collateral Agent as provided in Section 5.4.
“Company” shall have the meaning assigned to such term in the preamble to this Agreement.
“Computershare” shall have the meaning assigned to such term in the preamble to this Agreement.
“Copyright License” shall mean any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Copyrights” shall mean (but excluding in all cases software licensed to a Grantor) (i) all domestic and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof) and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Credit Facility Security Agreement” shall mean that certain Second Amended and Restated Guarantee and Collateral Agreement, dated as of March 18, 2020, by and among the grantors party thereto and the Credit Agreement Collateral Agent, as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time.

“Deemed Dividend Problem” shall mean, with respect to any CFC, such CFC’s current and accumulated and undistributed earnings and profits (other than earnings and profits described in Sections 959(c)(1) and 959(c)(2) of the Code) being deemed to be repatriated to the Company or the applicable Domestic Subsidiary of the Company under Section 956 of the Code and the United States Treasury Regulations promulgated thereunder and the effect of such deemed repatriation causing adverse tax consequences to the Company or the applicable Domestic Subsidiary of the Company in each case as determined by the Company in its commercially reasonable judgment acting in good faith .
“Discharge of the Notes Obligations” shall mean and shall have occurred upon (i) satisfaction and discharge of the Indenture pursuant to Section 12.01 thereof, (ii) legal defeasance of the Indenture pursuant to Section 8.02 thereof or (iii) covenant defeasance of the Indenture pursuant to Section 8.03 thereof.
“Disregarded Domestic Subsidiary” shall mean any Domestic Subsidiary (a) substantially all of the assets of which consist of the Equity Interests of one or more CFCs or (b) that is treated as a disregarded entity for U.S. federal income tax purposes that holds, directly or indirectly, the Equity Interests of one or more CFCs.
“Excluded Assets” shall mean (i) any fee-owned real property and improvements and fixtures thereon, and all leasehold interests in real property and improvements and fixtures thereon, (ii) Excluded Deposit Accounts, (iii) Cash Collateral Deposit Accounts, (iv) assets of any Unrestricted Subsidiary, (v) any Equity Interests in (A) any Excluded Subsidiary, (B) any Unrestricted Subsidiary, (C) any other non-wholly owned entity (“other non-wholly owned entity” being defined as any such entity that is a Restricted Subsidiary that is not a wholly owned Subsidiary and that constitutes a bona fide joint venture with a third party that is not an Affiliate of the Company if, in the case of this sub-clause (C), the granting of a security interest therein (i) would be prohibited by, cause a default under or result in a breach of, or would give another Person (other than the Company or any Restricted Subsidiary) a right to terminate under, any organizational document or shareholders, joint venture or similar agreement applicable to such Restricted Subsidiary that is not a wholly owned Subsidiary and that constitutes a bona fide joint venture with a third party that is not an Affiliate of the Company or (ii) would require obtaining the consent of any Person (other than the Company or any Restricted Subsidiary) unless such consent has been obtained; provided that the Company and its Restricted Subsidiaries shall not be required to obtain any such consents) and (D) any Person other than wholly-owned Subsidiaries to the extent a pledge of such Equity Interests would not be permitted by the terms of such entity’s organizational or joint venture documentation (and the consent of the members, managers or equityholders, as applicable, has not been obtained), (vi) property owned by any Grantor that is subject to a purchase money Lien or a lease that is required by GAAP to be capitalized on a balance sheet of such Grantor permitted under the Indenture if the agreement pursuant to which such Lien is granted (or the document providing for such lease that is required by GAAP to be capitalized on a balance sheet of such Grantor) prohibits or requires the consent of any Person other than the Grantors which has not been obtained as a condition to the creation of any other Lien on such property, (vii) any permit, lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest is prohibited by or in violation of (a) any law, rule or regulation applicable to such Grantor or (b) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (a) or (b) above; provided, further, that the exclusions referred to in clause (vii) of this definition shall not include any Proceeds of any such permit, lease, license, contract or agreement, (viii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law, (ix) all Vehicles (and all attachments, accessions and parts (including spare parts)), except to the extent perfected by the filing of a UCC financing statement, (x) all aircraft (and all attachments, accessions and parts (including spare parts)), (xi) any asset for which the recordation of a security interest with the Federal Aviation Administration or the International Registry of Mobile Assets is required as a condition to perfection thereof, (xii) Equity Interests in any Disregarded Domestic Subsidiary and Equity Interests consisting of Foreign Subsidiary Voting Stock to the extent a pledge thereof would cause a Deemed Dividend Problem, (xiii) any asset to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the Secured Parties afforded thereby as reasonably determined by the Company in good faith, and (xiv) publicly-traded Equity Interests.
“Excluded Deposit Account” shall mean, with respect to each Grantor, each (i) payroll account of such Grantor so long as the funds on deposit therein at any time do not exceed the then aggregate accrued payroll obligations of such Grantor, (ii) deposit account maintained in connection with an employee benefit plan provided to such Grantor’s employees to the extent the funds on deposit therein are held for the benefit of such Grantor’s employees and are not the assets of such Grantor, (iii) tax withholding or fiduciary account not otherwise described in this definition, (iv) offshore investment account, (v) overnight investment account, (vi) account of any Grantor holding funds in escrow with respect to any proposed, pending or consummated acquisition or Investment in the nature of an acquisition, or any account of any Grantor holding funds for the benefit of any insurance carrier of any Grantor, (vii) account for which any Grantor is required to give “control” (within the meaning of the applicable UCC), including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a control agreement and (viii) petty cash account of any Grantor provided that the petty cash accounts of the Grantors shall cease to constitute Excluded Deposit Accounts if the aggregate funds on deposit in all petty cash accounts of the Grantors taken together exceed $5,000,000 at any one time.
“Foreign Subsidiary Voting Stock” shall mean the voting Equity Interests of any Foreign Subsidiary which is a Restricted Subsidiary.
“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC on the Issue Date and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Swap Contracts and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the National Association of Insurance Commissioners and any supra-national bodies such as the European Union or the European Central Bank).
“Grantors” shall have the meaning assigned to such term in the Indenture.
“Guarantors” shall have the meaning assigned to such term in the Indenture.
“Indenture” shall have the meaning assigned to such term in the preamble to this Agreement.
“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Notes Collateral Agent is the additional insured or loss payee thereof).
“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement, misappropriation, dilution or other violation or impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intellectual Property Security Agreement” shall mean a Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable, executed by one or more Grantors pursuant to Section 4.9(l), in substantially the form of Exhibit A-1.
“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.
“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in the UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.
“Issue Date” shall mean the date hereof.
“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties, liabilities (actual or contingent) or financial condition of the Company and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Trustee or Collateral Agent under any Notes Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Grantor of any Notes Document to which it is a party.

“Notes Documents” shall have the meaning assigned to such term in the Indenture.
“Notes Obligations” means the “Secured Notes Obligations” as such term is defined in the Indenture.
“Pari Passu Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement, dated as of the date hereof, by and among JPMorgan Chase Bank, N.A., as Initial First Lien Representative and as Initial First Lien Collateral Agent, Computershare, as Initial Other Representative and Initial Other Collateral Agent, and each additional Representative and Collateral Agent from time to time party thereto for the Other First Lien Claimholders of the Series with respect to which it is acting in such capacity, and acknowledged and agreed to by the Company and the other Grantors, as the same may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time.
“Patent License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
“Patents” shall mean (but excluding in all cases software licensed to a Grantor) (i) all domestic and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 5, all certificates of invention or similar property rights, (ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations and extensions thereof, and all improvements thereon, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (v) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement and other violation thereof) and (vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Permitted Exceptions” shall have the meaning set forth in Section 2(a).
“Person” shall have the meaning assigned to such term in the Indenture.
“Pledged Alternative Equity Interests” shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests, and shall not include any of the foregoing to the extent it comprises Excluded Assets; and provided further, however, that in no event shall “Pledged Alternative Equity Interests” include any Excluded Assets.
“Pledged Commodity Contracts” shall mean all commodity contracts to which any Grantor is party from time to time; provided, however, that in no event shall “Pledged Commodity Contracts” include any Excluded Assets.
“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2 (as such schedule may be amended from time to time, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, however, that in no event shall “Pledged Debt Securities” include any Excluded Assets.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests; provided, however, that in no event shall “Pledged Equity Interests” include any Excluded Assets.
“Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall “Pledged LLC Interests” include any Excluded Assets.
“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 (as such schedule may be amended from time to time), and all Intercompany Notes at any time issued to any Grantor; provided, however, that in no event shall “Pledged Notes” include any Excluded Assets.
“Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall “Pledged Partnership Interests” include any Excluded Assets.
“Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.
“Pledged Security Entitlements” shall mean all security entitlements of any Grantor; provided, however, that in no event shall “Pledged Security Entitlements” include any Excluded Assets.
“Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock” (as such schedule may be amended from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall “Pledged Stock” include any Excluded Assets.
“Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 2 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall “Pledged Trust Interests” include any Excluded Assets.

“Proceeds” shall mean all “proceeds” as such term is defined in the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.
“Restricted Subsidiary” shall have the meaning assigned to such term in the Indenture.
“Secured Parties” shall have the meaning assigned to such term in the Indenture.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a transaction described in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret.
“Trade Secrets” shall mean (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations or other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trade Secret Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof, and damages and payments for past, present or future misappropriations and other violations thereof) and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
“Trademarks” shall mean (i) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the foregoing, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof) and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Trustee” shall have the meaning assigned to such term in the preamble to this Agreement.
“Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing.
Section 1.2    Other Definitional Provisions.
(a)    The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Schedule references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
Section 1.3    Schedule Updates and Post-Issue Date Actions. Notwithstanding anything contained herein to the contrary, (a) prior to the Discharge of Credit Agreement, no Grantor shall have any obligation to update any Schedule attached hereto unless and until the corresponding schedule of the Credit Facility Security Agreement has been updated, or to take any action specified in Section 4.2(a), Section 4.7(a), Section 4.7(c)(ii), or Section 4.9(m) until it is required to take such action pursuant to the Credit Facility Security Agreement; provided that prior to the Discharge of Credit Agreement, each time that the schedules to the Credit Facility Security Agreement are updated, each Grantor shall cause the schedules hereto to be similarly updated; and (b) following the Discharge of Credit Agreement, no Grantor shall have any obligation to update any Schedule attached hereto or to take any action specified in Section 4.2(a), Section 4.7(a), Section 4.7(c)(ii), or Section 4.9(m) until the date which is 45 days after the last day of the fiscal quarter of the Company during which the event requiring an update to a Schedule or the taking of such action occurred.

ARTICLE 2.
GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
(a)    Each Grantor hereby grants to the Notes Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Notes Obligations:
(i)all Accounts;
(ii)all Chattel Paper;
(iii)all Contracts;
(iv)all Deposit Accounts;
(v)all Documents;
(vi)all Equipment;
(vii)all General Intangibles;
(viii)all Instruments;
(ix)all Insurance;
(x)all Intellectual Property;
(xi)all Inventory;
(xii)all Investment Property;
(xiii)all Letter of Credit Rights;
(xiv)all Money;
(xv)all Vehicles;
(xvi)all Goods not otherwise described above;
(xvii)any Collateral Account;
(xviii)all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xix)Commercial Tort Claims now or hereafter described on Schedule 6; and
(xx)to the extent not otherwise included, all other personal property of the Grantor and all Proceeds and products accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing;
provided that notwithstanding anything to the contrary in this Agreement, the term “Collateral” shall not include the Excluded Assets. Further, (A) no Grantor shall be required to take any action with respect to the perfection of security interests in (a) any asset specifically requiring perfection through a control agreement or other control arrangements other than in respect of Pledged Equity Interests and Investment Property to the extent required by Section 4.2 below, (b) aircraft and Vehicles and other assets subject to certificates of title, except, in each of the foregoing cases, to the extent a security interest therein can be perfected by filing a UCC financing statement (and, for the avoidance of doubt, no Grantor shall be obligated to note any Lien on a certificate of title or similar document), (c) Letter of Credit Rights to the extent that a security interest therein cannot be perfected as supporting obligations on the primary collateral by filing a UCC financing statement, and (d) the Excluded Assets, (B) no Grantor shall be required to seek or obtain any landlord lien waiver, estoppel, warehousemen waiver or other collateral access or similar letter agreement, and (C) no Grantor shall be required to take actions to perfect the security interests of the Notes Collateral Agent with respect to any Collateral for which security interests are perfected by a method other than the filing of a financing statement unless this Agreement expressly requires such Grantor to take such perfection action (the “Permitted Exceptions”).
(b)    Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Notes Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Receivables, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Notes Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Notes Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Notes Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES
To induce the Notes Collateral Agent and the Trustee to enter into the Indenture, each Grantor hereby represents and warrants to the Notes Collateral Agent on the Issue Date:
Section 3.1    Intentionally Omitted.
Section 3.2    No Other Liens. Except with respect to Permitted Liens, no financing statement with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture.

Section 3.3    Perfected First Priority Liens. Other than with respect to the Permitted Exceptions, the security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 7 (all of which, in the case of all filings and other documents referred to on said Schedule 7, have been delivered to the Notes Collateral Agent duly completed and executed (where applicable) in form suitable for filing, and may be filed by the Notes Collateral Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and (ii) are prior to all other Liens on the Collateral except for Permitted Liens. Other than with respect to the Permitted Exceptions, without limiting the foregoing, each Grantor has taken all actions necessary in accordance with the Notes Documents to establish the Notes Collateral Agent’s “control” (within the meanings of Section 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities or Uncertificated Securities (each as defined in the New York UCC) to the extent required by Section 4.2.
Section 3.4    Name; Jurisdiction of Organization, etc. Such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and, if such Grantor is not a registered organization (as defined in the UCC), the location of such Grantor’s chief executive office are specified on Schedule 3. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as specified on Schedule 3, it has not changed its name, jurisdiction of organization, chief executive office (in the case of any Grantor that is not a registered organization (as defined in the UCC)) or its type of entity in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and, except with respect to Permitted Liens, is not currently bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.
Section 3.5    Intentionally Omitted.
Section 3.6    Intentionally Omitted.
Section 3.7    Investment Property.
(a)Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor with a face value, in each case, in excess of $15,000,000, and all of such Pledged Debt Securities and Pledged Notes have been, to Grantor’s knowledge (although no knowledge qualifier shall be applicable to any Pledged Debt Securities and Pledged Notes issued by a Grantor or any Subsidiary thereof) duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and is not in default and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Each Grantor is the sole entitlement holder or customer of each “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” owned by it, and such Grantor has not consented to, and has no knowledge of, any Person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account (other than an Excluded Deposit Account) or any securities, commodities or other property credited thereto, except Permitted Liens and except to the extent constituting Excluded Assets.

(b)The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Equity Interests of each issuer of a Pledged Security owned by such Grantor other than any such Equity Interests that are Excluded Assets.
(c)All of the shares of the Pledged Equity Interests have been duly and validly issued and, if applicable, are fully paid and nonassessable.
(d)The terms of the limited liability company or operating agreement or partnership agreement that governs any uncertificated Pledged LLC Interests or Pledged Partnership Interests, respectively, do not provide certificates for such interests and do not provide that such interests are securities governed by the Uniform Commercial Code of any jurisdiction.
(e)[Reserved].
(f)Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
Section 3.8    Receivables. No amount in excess of $7,500,000 individually or $15,000,000 in the aggregate payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument which has not been delivered to the Notes Collateral Agent or the Credit Agreement Collateral Agent, as applicable, in accordance with Section 4.2. To the knowledge of each Grantor, each Receivable of such Grantor at the time of its creation (i) is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is enforceable in accordance with its terms, (iii) is not subject to any setoffs, defenses, taxes, counterclaims (except with respect to rebates, refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise and disputes arising in the ordinary course of business) and (iv) is in compliance in all material respects with all applicable Laws.
Section 3.9    Intellectual Property.
(a)Schedule 5 lists all issued Patents and Patent applications, registered Trademarks and Trademark applications, and registered Copyrights and Copyright applications owned by such Grantor (such Intellectual Property, together with all other Intellectual Property owned by such Grantor (with respect to each Grantor, such Grantor’s “Grantor Intellectual Property”), in each case which is material to the business of the Company and its Restricted Subsidiaries taken as a whole and owned by a given Grantor (with respect to each Grantor, such Grantor’s “Material Grantor Intellectual Property”)). Except as set forth in Schedule 5, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to the Material Grantor Intellectual Property and is otherwise entitled to use all such Material Grantor Intellectual Property, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.

(b)All Material Grantor Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of the Material Grantor Intellectual Property in connection therewith infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any other Person, except in such cases where it could not reasonably be expected to have a Material Adverse Effect.
(c)Except as set forth in Schedule 5, there are no other agreements, orders or judgments which impair the use of any Material Grantor Intellectual Property, except in such cases where it could not reasonably be expected to have a Material Adverse Effect.
(d)The rights of such Grantor in or to the Material Grantor Intellectual Property do not infringe, misappropriate, dilute or otherwise violate the rights of any third party, and no claim has been asserted that the use of any Material Grantor Intellectual Property does or may infringe, misappropriate, dilute or otherwise violate the rights of any third party, in either case, which infringement, misappropriation, dilution or other violation could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, there is currently no infringement, misappropriation, dilution or unauthorized use of any item of Material Grantor Intellectual Property that could reasonably be expected to have a Material Adverse Effect.
(e)No holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel the validity or enforceability of, or such Grantor’s rights in, any Material Grantor Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Material Grantor Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses that could reasonably be expected to have a Material Adverse Effect.
(f)No action or proceeding is pending, or, to the knowledge of such Grantor, threatened (i) seeking to limit or question the validity of any Material Grantor Intellectual Property or such Grantor’s ownership interest therein that could reasonably be expected to have a Material Adverse Effect, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright or any other right of any third party that could reasonably be expected to have a Material Adverse Effect, or (iii) alleging that any such Material Grantor Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, that could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or otherwise violates the Material Grantor Intellectual Property or upon the rights of such Grantor therein and that could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Material Grantor Intellectual Property except in such cases where it could not reasonably be expected to have a Material Adverse Effect.
(g)With respect to each Copyright License, Trademark License and Patent License to which such Grantor is a party, except in such cases where it could not reasonably be expected to have a Material Adverse Effect: (i) such license is valid and binding and in full force and effect, (ii) to the extent any such Copyright License, Trademark License or Patent License is not an Excluded Asset such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license, (iii)  such Grantor has not received any notice of a breach or default under such license and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such license that could reasonably be expected to have a Material Adverse Effect.

(h)Except as set forth in Schedule 5, or except which could not reasonably be expected to have a Material Adverse Effect, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Material Grantor Intellectual Property in full force and effect and has made commercially reasonable efforts to protect and maintain its interest therein except in such cases where such Grantor has determined in its reasonable business judgment to no longer maintain any such item of Material Grantor Intellectual Property. Such Grantor has, where practical, used statutory notice in marking in connection with its use of each Patent, Trademark and Copyright included in the Material Grantor Intellectual Property except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(i)[Reserved].
(j)Such Grantor has made all filings and recordations necessary, in its reasonable business judgment, to adequately protect its interest in its Material Grantor Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(k)Such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Material Grantor Intellectual Property and has taken all commercially reasonable steps to ensure that all licensed users of any kind of Material Grantor Intellectual Property use such consistent standards of quality except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(l)No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any Grantor Intellectual Property material to the business of the Company and its Restricted Subsidiaries and that could reasonably be expected to have a Material Adverse Effect.
Section 3.10    Commercial Tort Claims. No Grantor has any commercial tort claims in excess of $20,000,000 other than those described on Schedule 6, as may be amended by the Company from time to time, to reflect any additional commercial tort claims arising since such schedule was last delivered.
ARTICLE 4.
COVENANTS
Each Grantor covenants to and agrees with the Notes Collateral Agent that, from and after the date of this Agreement until the Discharge of the Notes Obligations:
Section 4.1    Intentionally Omitted.
Section 4.2    Delivery and Certificated Securities and Pledged Notes Outside of the Ordinary Course.

(a)Subject to the Pari Passu Intercreditor Agreement, if any of the Collateral having a fair market value or in a principal amount in excess of $15,000,000 individually is or shall become evidenced or represented by any Instrument, Certificated Security or Pledged Note, such Instrument, Certificated Security (other than checks received in the ordinary course of business) or Pledged Note, as applicable, shall be delivered to the Notes Collateral Agent, duly endorsed in a manner satisfactory to the Notes Collateral Agent (or, prior to the Discharge of Credit Agreement, to the Credit Agreement Collateral Agent as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement), to be held as Collateral pursuant to this Agreement.
(b)Subject to the Pari Passu Intercreditor Agreement, if any Pledged Equity Interest is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the issuer thereof to agree in writing with such Grantor and the Notes Collateral Agent that such issuer will comply with instructions with respect to such Uncertificated Security originated by the Notes Collateral Agent without further consent of such Grantor, such agreement to be in form reasonably satisfactory to the Notes Collateral Agent (provided, that prior to the Discharge of Credit Agreement, no such agreement shall be required pursuant to this Section 4.2(b) if substantially the same agreement has been entered into with the Credit Agreement Collateral Agent pursuant to the corresponding provision of the Credit Facility Security Agreement).
(c)[Reserved].
(d)[Reserved].
(e)Subject to the terms hereof, in addition to and not in lieu of the foregoing, if any issuer of any Investment Property is organized under the laws of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing such issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Notes Collateral Agent, under the laws of such jurisdiction, to insure the validity, perfection and priority of the security interest of the Notes Collateral Agent.
Section 4.3    Intentionally Omitted.
Section 4.4    Maintenance of Perfected Security Interest; Further Documentation.
(a)Other than with respect to the Permitted Exceptions, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest and shall defend such security interest against the claims and demands of all Persons whomsoever other than the holders of Permitted Liens.
(b)If an Event of Default has occurred and is continuing, such Grantor will furnish to the Notes Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Notes Collateral Agent may reasonably request, all in reasonable detail.
Section 4.5    Intentionally Omitted.
Section 4.6    Intentionally Omitted.
Section 4.7    Investment Property.

(a)Subject to the Pari Passu Intercreditor Agreement, if such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Equity Interest of any issuer thereof, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same to the Notes Collateral Agent in the exact form received, duly endorsed by such Grantor to the Notes Collateral Agent (or, prior to the Discharge of Credit Agreement, to the Credit Agreement Collateral Agent as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement), if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Notes Collateral Agent (or the Credit Agreement Collateral Agent, as applicable), subject to the terms hereof, as additional collateral security for the Notes Obligations (and, in each case of delivery to the Notes Collateral Agent or the Credit Agreement Collateral Agent, as applicable, such delivery is not required until the date which is 45 days after the last day of the fiscal quarter of the Company during which the event requiring such delivery occurred). Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any issuer thereof (unless (x) such liquidation or dissolution was not prohibited by the Indenture, or (y) no Event of Default shall have occurred and be continuing) shall be paid over to the Notes Collateral Agent (or, prior to the Discharge of Credit Agreement, to the Credit Agreement Collateral Agent as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement) to be held by it hereunder as additional collateral security for the Notes Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer thereof or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Notes Collateral Agent, be delivered to the Notes Collateral Agent (or, prior to the Discharge of Credit Agreement, to the Credit Agreement Collateral Agent as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement) to be held by it hereunder as additional collateral security for the Notes Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor (unless (x) arising from a liquidation or dissolution that was not prohibited by the Indenture, or (y) no Event of Default shall have occurred and be continuing), such Grantor shall, until such money or property is paid or delivered to the Notes Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Notes Obligations.
(b)[Reserved].
(c)In the case of each Grantor which is an issuer of a Pledged Security, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Notes Collateral Agent in writing of the occurrence of any of the events described in Section 4.7(a) hereof with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 5.3(c) or 5.7 hereof with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an issuer of any Pledged Security or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Notes Collateral Agent for the benefit of the Secured Parties and to the transfer in compliance with the Notes Documents and all applicable laws of any Pledged Security to the Notes Collateral Agent or its nominee during the continuance of an Event of Default and to the substitution of the Notes Collateral Agent or its nominee as a partner, member or shareholder of the issuer of the related Pledged Security.

Section 4.8    Intentionally Omitted.
Section 4.9    Intellectual Property.
(a)Such Grantor (either itself or through licensees) will (i) continue to use each Trademark included in the Grantor Intellectual Property other than those Trademarks no longer deemed necessary or desirable in such Grantor’s reasonable business judgment (“Grantor Trademarks”) on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Grantor Trademarks in full force free from any claim of abandonment for non-use except where the failure to so use could not reasonably be expected to have a Material Adverse Effect, (ii) maintain as in the past the quality of products and services offered under such Grantor Trademarks and take all reasonably necessary steps to ensure that all licensed users of such Grantor Trademarks maintain as in the past such quality except where the failure to so maintain could not reasonably be expected to have a Material Adverse Effect and (iii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Grantor Trademark may become invalidated or materially impaired in any way except where the failure to take such action or such inaction could not reasonably be expected to have a Material Adverse Effect.
(b)Such Grantor (either itself or through licensees) will not knowingly do any act, or omit to do any act, whereby any Patent included in the Grantor Intellectual Property other than those Patents no longer deemed necessary or desirable in such Grantor’s reasonable business judgment (collectively, “Grantor Patents”) may become forfeited, abandoned or dedicated to the public except where the failure to take such action or such inaction could not reasonably be expected to have a Material Adverse Effect.
(c)Such Grantor (either itself or through licensees) (i) will in its reasonable business judgment, employ each Copyright included in the Grantor Intellectual Property other than those Copyrights no longer deemed necessary or desirable in such Grantor’s reasonable business judgment (collectively, “Grantor Copyrights”) except where the failure to take such action or such inaction could not reasonably be expected to have a Material Adverse Effect and (ii) will not (and will not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby any Grantor Copyrights may become invalidated or otherwise impaired, except in such circumstances that could not reasonably be expected to have a Material Adverse Effect. Such Grantor will not (either itself or through licensees) knowingly do any act whereby Grantor Copyrights may fall into the public domain, except as could not reasonably be expected to have a Material Adverse Effect.
(d)Such Grantor (either itself or through licensees) will not do any act that knowingly infringes, misappropriates, dilutes or otherwise violates the intellectual property rights of any other Person except where such use could not reasonably be expected to have a Material Adverse Effect.
(e)Such Grantor (either itself or through licensees) will, where practical, use statutory notice marking in connection with the use of each Patent, Trademark and Copyright owned by such Grantor except where the failure to use such notices could not reasonably be expected to have a Material Adverse Effect.
(f)Such Grantor will notify the Notes Collateral Agent promptly if it knows that any application or registration relating to any Grantor Intellectual Property has become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Grantor Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, except for circumstances which could not reasonably be expected to have a Material Adverse Effect.

(g)Following such Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of Grantor, such Grantor will, if consistent with its reasonable business judgment, apply for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office or other appropriate office.
(h)Such Grantor will take steps, in its reasonable business judgment, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application in respect of (and to obtain the relevant registration in respect of) and to maintain each registration in respect of, Grantor Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(i)Promptly following any Grantor having knowledge of any of the following, such Grantor shall notify the Notes Collateral Agent of (i) any Trade Secrets of such Grantor having been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person, (ii) any employee, independent contractor or agent of such Grantor having misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor, and (iii) any employee, independent contractor or agent of such Grantor being in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property, except where any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
(j)In the event that any Material Grantor Intellectual Property is known by any such Grantor to be infringed, misappropriated or diluted by a third party, such Grantor shall take such actions (or choose not to take any action) as such Grantor shall reasonably deem appropriate under the circumstances to protect such Material Grantor Intellectual Property.
(k)Such Grantor agrees that, should it, (x) either by itself or through any agent, employee, licensee or designee, file an application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or in any political subdivision of any of the foregoing or (y) otherwise obtain an ownership interest in any item of Intellectual Property which is not now a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Article 2 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral and (iii) only with respect to After-Acquired Intellectual Property consisting of issued Patents and pending Patent applications, registered Trademarks and applications for the registration of Trademarks, and registered Copyrights and applications to register Copyrights, it or the Company shall provide the Notes Collateral Agent, for the period in which such Grantor acquires such ownership interest or such longer period of time as may be agreed to by the Notes Collateral Agent (or, prior to the Discharge of Credit Agreement, such longer period of time as may be agreed to by the Credit Agreement Collateral Agent pursuant to the corresponding provision of the Credit Facility Security Agreement), with an amended Schedule 5 hereto and take the actions specified in Section 4.9(m) hereof with respect to such Intellectual Property in the United States or Canada.

(l)Such Grantor agrees to execute one or more Intellectual Property Security Agreements, as applicable, with respect to Collateral consisting of its registered Copyrights and applications to register Copyrights, registered Trademarks and applications for the registration of Trademarks, and issued Patents and pending Patent applications, in order to record the security interest granted herein to the Notes Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and/or the Canadian Intellectual Property Office, as applicable. For the avoidance of doubt, no Grantor shall be obligated to execute an Intellectual Property Security Agreement with respect to its Copyright Licenses, Trademark Licenses, Patent Licenses or Trade Secret Licenses.
(m)Such Grantor agrees to execute one or more After-Acquired Intellectual Property Security Agreements with respect to its After-Acquired Intellectual Property consisting of its registered Copyrights and applications to register Copyrights, registered Trademarks and applications for the registration of Trademarks, and issued Patents and pending Patent applications, in order to record the security interest granted herein to the Notes Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and/or the Canadian Intellectual Property Office, as applicable. For the avoidance of doubt, no Grantor shall be obligated to execute an Acquired-Acquired Intellectual Property Security Agreement with respect to its Copyright Licenses, Trademark Licenses, Patent Licenses or Trade Secret Licenses.
(n)Such Grantor shall take commercially reasonable steps as it determines in its reasonable business judgment to protect the secrecy of all Trade Secrets included in the Material Grantor Intellectual Property.
Section 4.10    Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire or become the beneficiary of a commercial tort claim in excess of $20,000,000, such Grantor shall provide the Notes Collateral Agent with an amended Schedule 6 hereto describing the details thereof.
Section 4.11    Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor will not (i) except as set forth in clause (ii) below, change its legal name or jurisdiction of organization (or, if not a registered organization (as defined in the UCC), the location of its chief executive office) from that referred to in Schedule 3 (as supplemented from time to time by an Assumption Agreement) or (ii) change its legal name or jurisdiction of organization to such an extent that any financing statement filed by the Notes Collateral Agent in connection with this Agreement would become misleading, in each case, unless such Grantor (x) provides the Notes Collateral Agent with written notice promptly (not to exceed 30 days unless (A) the Notes Collateral Agent in its sole discretion agrees in writing to a longer period of time, or (B) prior to the Discharge of Credit Agreement, the Credit Agreement Collateral Agent in its sole discretion agrees in writing to a longer period of time under a corresponding provision of the Credit Facility Security Agreement) following such change and (y) promptly authorizes the Notes Collateral Agent to make all filings required under the UCC or other applicable law and takes all other actions reasonably requested by the Notes Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein (other than with respect to Permitted Exceptions).
ARTICLE 5.
REMEDIAL PROVISIONS
Section 5.1    Intentionally Omitted.
Section 5.2    Grantors Remain Liable.
(a)[Reserved]

(a)[Reserved]
(b)[Reserved]
Section 5.3    Pledged Securities.
(a)Unless an Event of Default shall have occurred and be continuing and the Notes Collateral Agent shall have given notice to the relevant Grantor of the Notes Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b) hereof, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, unless prohibited by the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would impair in any material respect the Collateral taken as a whole or which would result in an Event of Default.
(b)Subject to the Pari Passu Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Notes Collateral Agent shall have given notice to the relevant Grantor of its intent to exercise its rights under this Section 5.3(b): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Notes Collateral Agent (unless, prior to the Discharge of Credit Agreement, such rights have vested in the Credit Agreement Collateral Agent as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement) who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Notes Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent (unless, prior to the Discharge of Credit Agreement, the Credit Agreement Collateral Agent has exercised such right, as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement). In addition, subject to the Pari Passu Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Notes Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. If an Event of Default shall occur and be continuing, in order to permit the Notes Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Notes Collateral Agent all proxies, dividend payment orders and other instruments as the Notes Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Notes Collateral Agent (or, prior to the Discharge of Credit Agreement, the Credit Agreement Collateral Agent as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement) may utilize the power of attorney set forth herein.
(c)Subject to the Pari Passu Intercreditor Agreement, each Grantor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Notes Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each such issuer shall be fully protected in so complying, and (ii) if an Event of Default shall have occurred and be continuing, at the Notes Collateral Agent’s request, without any other or further instructions from such Grantor, pay any dividends or other payments with respect to the Pledged Securities directly to the Notes Collateral Agent (or, prior to the Discharge of Credit Agreement, the Credit Agreement Collateral Agent as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement).

Section 5.4    Proceeds to be Turned Over To Notes Collateral Agent. Subject to the Pari Passu Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Notes Collateral Agent shall have given notice to the relevant Grantor of the Notes Collateral Agent’s intent to exercise its rights pursuant to this Section 5.4, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Notes Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Notes Collateral Agent, if required) (or, prior to the Discharge of Credit Agreement, the Credit Agreement Collateral Agent as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement). All Proceeds received by the Notes Collateral Agent hereunder shall be held by the Notes Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Notes Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all of the Notes Obligations and shall not constitute payment thereof until applied as provided in Section 5.5 hereof.
Section 5.5    Application of Proceeds. Subject to the Pari Passu Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, at any time at the Notes Collateral Agent’s election, the Notes Collateral Agent may, notwithstanding the provisions of Section 6.10 of the Indenture, apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 5.6 hereof) constituting Collateral realized through the exercise by the Notes Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, in the following order:
First, to the Notes Collateral Agent, to pay incurred and unpaid fees and expenses of the Notes Collateral Agent hereunder; and
Second, to the Trustee, for further application in accordance with Section 6.10 of the Indenture.
Section 5.6    Code and Other Remedies.
(a)If an Event of Default shall occur and be continuing, the Notes Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Notes Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or its rights under any other applicable Law or in equity. If an Event of Default shall occur and be continuing, without limiting the generality of the foregoing, the Notes Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Notes Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. If an Event of Default shall occur and be continuing, the Notes Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Notes Collateral Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Holders of the requisite percentage of the outstanding principal amount of the Notes, in accordance with the applicable provisions of the Indenture, shall otherwise agree in writing), shall be entitled to credit bid and use and apply the Notes Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Notes Collateral Agent at such sale, such amount to be apportioned ratably to the Notes Obligations of the Secured Parties in accordance with their pro rata share of such Notes Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least 10 days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Notes Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Notes Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Notes Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Notes Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Notes Collateral Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Notes Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Notes Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Notes Collateral Agent’s request, to assemble the Collateral and make it available to the Notes Collateral Agent at places which the Notes Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Notes Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process. For the avoidance of doubt, this Section 5.6(a) shall be subject to the terms of the Pari Passu Intercreditor Agreement.
(b)The Notes Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable fees, costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Notes Collateral Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Notes Obligations and only after such application and after the payment by the Notes Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need the Notes Collateral Agent account for the surplus, if any, to any Grantor. If the Notes Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Notes Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Notes Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Notes Collateral Agent arising out of the exercise by it of any rights hereunder. For the avoidance of doubt, this Section 5.6(b) shall be subject to the terms of the Pari Passu Intercreditor Agreement.

(c)In the event of any Disposition of any of the Grantor’s Intellectual Property in accordance with this Section 5.6, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Notes Collateral Agent or its designee with any documents and things embodying such Grantor’s know-how and expertise relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Grantor Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
Section 5.7    Registration Rights.
(a)Each Grantor recognizes that the Notes Collateral Agent may be unable to effect a public sale of any or all of the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Notes Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
(b)Each Grantor agrees to use its best efforts to do or cause to be done all such other reasonable acts as are necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable by the Notes Collateral Agent against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Indenture or a defense of payment.
Section 5.8    Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Notes Obligations and the fees and disbursements of any attorneys employed by the Notes Collateral Agent to collect such deficiency.
Section 5.9    Intentionally Omitted.
Section 5.10    IP Licenses. If an Event of Default shall occur and be continuing, for the purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Article 5 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Grantor hereby grants to the Notes Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, sublicense and otherwise exploit any and all Intellectual Property now owned or held (if licensed, to the extent permitted by such license) or hereafter acquired or held by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof).

ARTICLE 6.
THE NOTES COLLATERAL AGENT
Section 6.1    Notes Collateral Agent’s Appointment as Attorney-in-Fact, etc.
(a)Each Grantor hereby irrevocably constitutes and appoints the Notes Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Notes Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following if an Event of Default shall occur and be continuing:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Notes Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Notes Collateral Agent may reasonably request to evidence the Notes Collateral Agent’s security interest in such Intellectual Property for the benefit of the Secured Parties and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)execute, in connection with any sale provided for in Sections 5.6 or 5.7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Notes Collateral Agent or as the Notes Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Notes Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Notes Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Notes Collateral Agent were the absolute owner thereof for all purposes, and do, at the Notes Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Notes Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Notes Collateral Agent’s security interests therein for the benefit of the Secured Parties and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 6.1(a) to the contrary notwithstanding (x) the Notes Collateral Agent agrees that, except as provided in Section 6.1(b) below, it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing and (y) the exercise of any right or remedy by the Notes Collateral Agent under this Section 6.1(a) is subject to the provisions of the Pari Passu Intercreditor Agreement.
(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Notes Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Notes Collateral Agent shall not exercise this power without first making written demand on the Grantor and the Grantor failing to reasonably promptly comply therewith.
(c)[Reserved].
(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until Discharge of the Notes Obligations.
Section 6.2    Duty of Notes Collateral Agent. The Notes Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Notes Collateral Agent deals with similar property for its own account. Neither the Notes Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Notes Collateral Agent hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Notes Collateral Agent or any Secured Party to exercise any such powers. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.
Section 6.3    Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable Law, each Grantor authorizes the Notes Collateral Agent (without obligation) to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Company reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Notes Collateral Agent on behalf of the Secured Parties under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as “all assets” or “all personal property” of a Grantor, whether now owned or hereafter existing or acquired by such Grantor or such other description as the Notes Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. For the avoidance of any doubt, the parties hereto acknowledge and agree that the Company has the obligation to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Company reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Notes Collateral Agent on behalf of the Secured Parties under this Agreement and the Notes Collateral Agent shall have no obligation (or liability) related thereto.

Section 6.4    Authority of Notes Collateral Agent.
(a)Each Grantor acknowledges that the rights and responsibilities of the Notes Collateral Agent under this Agreement with respect to any action taken by the Notes Collateral Agent or the exercise or non-exercise by the Notes Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Notes Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Notes Collateral Agent and the Grantors, the Notes Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
(b)The Notes Collateral Agent has been appointed to act as Notes Collateral Agent hereunder in accordance with the Indenture. The Notes Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement, any Pari Passu Intercreditor Agreement and the Indenture.
Section 6.5    Appointment of Co-Notes Collateral Agents. At any time or from time to time, in order to comply with any requirement of Law, the Notes Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Notes Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).
ARTICLE 7.
MISCELLANEOUS
Section 7.1    Amendments in Writing; Amendments to Schedules. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture. Each of the Schedules hereto may be amended or supplemented by any Grantor at any time by providing written notice of such amendment or supplement to the Notes Collateral Agent, and in such case such schedule shall be deemed to be amended and supplemented as of the date of such written notice.

Section 7.2    Notices. All notices, requests and demands to or upon the Notes Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Article 13 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 as updated from time to time by any Grantor by providing notice to the Notes Collateral Agent in accordance with Article 13 of the Indenture.
Section 7.3    No Waiver by Course of Conduct; Cumulative Remedies. The Notes Collateral Agent shall not by any act (except by a written instrument pursuant to Section 7.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Notes Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Notes Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Notes Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section 7.4    Enforcement Expenses; Indemnification.
(a)To the extent the Company would be required by the Indenture, each Grantor jointly and severally agrees to pay or reimburse the Notes Collateral Agent for all of its reasonable fees, out-of-pocket costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Notes Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Notes Collateral Agent.
(b)To the extent the Company would be required by the Indenture, each Grantor agrees to pay, reimburse and save the Notes Collateral Agent harmless from any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)Each Grantor jointly and severally agrees to pay, reimburse, indemnify and save the Notes Collateral Agent harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses (including attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 10.07(v) of the Indenture.
(d)The agreements in this Section shall survive repayment of the Notes Obligations and all other amounts payable under the Indenture and the other Notes Documents.
(e)Each Grantor agrees that all of the rights, protections, privileges, limitations of liability, indemnities, immunities and the provisions of Section 10.07 of the Indenture are hereby incorporated herein by reference, mutatis mutandis, and the Notes Collateral Agent shall be entitled to rely on each of them as if they were fully set forth herein.
Section 7.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Notes Collateral Agent and its successors and permitted assigns. Any corporation or other entity into which the Notes Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Notes Collateral Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Notes Collateral Agent, shall be the successor of the Notes Collateral Agent hereunder.

Section 7.6    Intentionally Omitted.
Section 7.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Notes Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the New York UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the New York UCC or other Signature Law due to the character or intended character of the writings.
Section 7.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 7.10    Integration/Conflict. This Agreement and the other Notes Documents represent the agreement of the Grantors and the Notes Collateral Agent with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Notes Collateral Agent relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Notes Documents.
Section 7.11    GOVERNING LAW. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.12    Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
(a)submits for itself and its property in any action or proceeding arising out of or relating to this Agreement or any other Notes Document, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof;
(b)agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such federal court;
(c)agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and that nothing in this Agreement or in any other Notes Document shall affect any right that the Notes Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other Notes Document against the Grantor or its properties in the courts of any jurisdiction;
(d)waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Notes Document in any court referred to in paragraph (a) of this Section (and irrevocably waives to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
(e)[reserved]; and
(f)waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
Section 7.13    Acknowledgments. Each Grantor hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Notes Documents to which it is a party;
(b)no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Notes Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Notes Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

Section 7.14     Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 4.16 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
Section 7.15    Releases.
(a)At such time as there has been a Discharge of the Notes Obligations, all of the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Notes Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Notes Collateral Agent shall promptly deliver to such Grantor any Collateral held by the Notes Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)In addition, the Collateral will be subject to release as provided in Section 10.02 of the Indenture.
(c)Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Notes Collateral Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
Section 7.16    WAIVER OF JURY TRIAL. EACH GRANTOR AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 7.17    Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Notes Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, (ii) the exercise of any right or remedy by the Notes Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, and (iii) the delivery of any Collateral, including Collateral which is evidenced or represented by any Instrument, Certificated Security or Pledged Note along with any accompanying instruments of transfer, are subject to the provisions of the Pari Passu Intercreditor Agreement, if and to the extent applicable and/or in effect. Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of Credit Agreement, the requirements of this Agreement (a) to deliver Collateral and any certificates, instruments or documents in relation thereto to the Notes Collateral Agent shall be deemed satisfied by delivery of such Collateral and such certificates, instruments or documents in relation thereto to the Credit Agreement Collateral Agent as bailee for the Notes Collateral Agent pursuant to the terms of the Pari Passu Intercreditor Agreement, and (b) to comply with the directions or instructions of the Notes Collateral Agent shall be deemed satisfied by compliance with the directions or instructions of the Credit Agreement Collateral Agent, if any.
(signature pages follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Notes Security Agreement to be duly executed and delivered as of the date first above written.

Company: POST HOLDINGS, INC.

By:	/s/ Matthew J. Mainer
Name:	Matthew J. Mainer
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Notes Security Agreement]

Grantors:

ANIMATED BRANDS, LLC
ANIMATED BRANDS HOLDING, LLC
BE PARTNER LLC
BEF FOODS, INC.
BEF MANAGEMENT, INC.
BEF RESTAURANT SERVICES LLC
BOB EVANS EXPRESS, LLC
BOB EVANS FARMS, INC.
BOB EVANS FARMS, LLC
BOB EVANS HOLDING, INC.
BOB EVANS TRANSPORTATION COMPANY, LLC
CASA TRUCKING, INC.
COMET PROCESSING, INC.
CRYSTAL FARMS DAIRY COMPANY
HENNINGSEN FOODS, INC.
KETTLE CREATIONS, LLC
M. G. WALDBAUM COMPANY
MCAFE HOLDING, LLC
MFI HOLDING CORPORATION
MFI INTERNATIONAL, INC.
MICHAEL FOODS GROUP, INC.
MICHAEL FOODS, INC.
MICHAEL FOODS OF DELAWARE, INC.
MICHAEL FOODS SOUTHWEST CO.
MOM BRANDS COMPANY, LLC
MOM BRANDS SALES, LLC
NATIONAL PASTEURIZED EGGS, INC.
NATIONAL PASTEURIZED EGGS, LLC
NORTHERN STAR CO.
PAPETTI’S HYGRADE EGG PRODUCTS, INC.
PCB BATTLE CREEK, LLC
PINELAND FARMS POTATO COMPANY, INC.
POST BRANDS PET CARE, LLC
POST CONSUMER BRANDS, LLC
POST FOODS, LLC
WEETABIX COMPANY, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary
[Signature Page To Notes Security Agreement]

Grantors Continued:

BRIGHT FUTURE FOODS, LLC IMPACT REAL PROPERTIES, LLC PHI CANADA HOLDING CORP. WESTMINSTER US HOLDING COMPANY

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Secretary

[Signature Page To Notes Security Agreement]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:	/s/ Corey J. Dahlstrand
Name:	Corey J. Dahlstrand
Title:	Vice President

[Signature Page to Notes Security Agreement]

Exhibit A-1 to
Notes Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of _______ ___, ___ (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, this “Intellectual Property Security Agreement”), is made by each of the signatories hereto (each, a “Grantor” and collectively, the “Grantors”) and Computershare Trust Company, National Association (“Computershare”), as collateral agent for the Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”).
WHEREAS, Post Holdings, Inc., a Missouri corporation (the “Company”), has entered into the Indenture, dated as of February 20, 2024 (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, the “Indenture”) with the Guarantors from time to time party thereto and Computershare, as Trustee and as Notes Collateral Agent;
WHEREAS, the Notes Collateral Agent, the Company and certain other grantors from time to time thereto are parties to that certain Notes Security Agreement, dated as of February 20, 2024 (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, the “Notes Security Agreement ”) (capitalized terms used and not defined herein have the meanings given to such terms (including by reference) in the Notes Security Agreement); and
WHEREAS, under the terms of the Notes Security Agreement, each Grantor has granted to the Notes Collateral Agent for the benefit of the Secured Parties, a security interest in certain property, including, without limitation, the Intellectual Property Collateral (as defined below), and has agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with [the United States Patent and Trademark Office][,]/[and][the United States Copyright Office][, and][the Canadian Intellectual Property Office], and any other applicable Governmental Authority or any political subdivision thereof in the [United States][or][Canada].
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
1.Grant of Security. Each Grantor hereby grants to the Notes Collateral Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Notes Obligations:
(a)[(i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the foregoing, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto; provided, however, that the term “Intellectual Property Collateral” shall not include any pending “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law);]

A-1-1

(b)[(i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1 attached hereto, (ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations, and extensions thereof, and all improvements thereon,  (iv) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (v) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto;]
(c)[(i) all copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto;] and
(d)any and all Proceeds of the foregoing.
2.Recordation. Each Grantor authorizes and requests that [the Register of Copyrights][the Commissioner for Patents][the Commissioner for Trademarks][and any other applicable federal United States or federal Canadian government officer] record this Intellectual Property Security Agreement.
3.Execution in Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts (including by facsimile or other electronic imaging means), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Intellectual Property Security Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Intellectual Property Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

A-1-2

4.Governing Law. This Intellectual Property Security Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate in any way hereto or the negotiation, execution or performance thereof or the transactions contemplated hereby, unless otherwise expressly set forth therein, shall be governed by, and construed in accordance with, the law of the state of New York. EACH GRANTOR AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT OR ANY OTHER NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT AND THE OTHER NOTES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
5.Conflict Provision. The security interest granted pursuant to this Intellectual Property Security Agreement has been granted in conjunction with the security interest granted to the Notes Collateral Agent for the benefit of the Secured Parties pursuant to the Notes Security Agreement. The rights and remedies of the Notes Collateral Agent with respect to the security interest granted herein are more fully set forth in the Notes Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Notes Security Agreement, the provisions of the Notes Security Agreement shall control. Each Grantor agrees that all of the rights, protections, privileges, limitations of liability, indemnities and immunities of the Notes Collateral Agent set forth in the Notes Security Agreement are hereby incorporated herein by reference, mutatis mutandis, and the Notes Collateral Agent shall be entitled to rely on such rights, protections, privileges, limitations of liability, indemnities and immunities as if they were fully set forth herein.

A-1-3

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

A-1-4

Schedule 1
[COPYRIGHTS]
[PATENTS]
[TRADEMARKS]

Exhibit A-2 to
Notes Security Agreement
FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT
([APPLICABLE NUMBERED SUPPLEMENT] SUPPLEMENTAL FILING)
This AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT ([APPLICABLE NUMBERED SUPPLEMENT]1 SUPPLEMENTAL FILING), dated as of __________ __, __ (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, this “[Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (each, a “Grantor” and collectively, the “Grantors”) and Computershare Trust Company, National Association (“Computershare”), as collateral agent for the Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”).
WHEREAS, Post Holdings, Inc., a Missouri corporation (the “Company”), has entered into the Indenture, dated as of February 20, 2024 (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, the “Indenture”) with the Guarantors from time to time party thereto and Computershare, as Trustee and as Notes Collateral Agent;
WHEREAS, the Notes Collateral Agent, the Company and certain other grantors from time to time thereto are parties to that certain Notes Security Agreement, dated as of February 20, 2024 (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, the “Notes Security Agreement”) (capitalized terms used and not defined herein have the meanings given to such terms (including by reference) in the Notes Security Agreement);
WHEREAS, under the terms of the Notes Security Agreement, each Grantor has granted to the Notes Collateral Agent for the benefit of the Secured Parties, a security interest in certain property, including, without limitation, the Intellectual Property Collateral (as defined below), and has agreed as a condition thereof to execute this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement for recording with [the United States Patent and Trademark Office][,]/[and][the United States Copyright Office][, and][the Canadian Intellectual Property Office], and any other applicable Governmental Authority or any political subdivision thereof in the [United States][or][Canada]; and
WHEREAS, [ADD RECITALS SETTING FORTH THE PREVIOUS FILINGS, INCLUDING DOCUMENT TITLES, RECORDATION DATES, REEL/FRAME, VOLUME/DOCUMENT AND REFERENCE NUMBERS].
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
1.Grant of Security. Each Grantor hereby grants to the Notes Collateral Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Notes Obligations:

1    Insert appropriate sequential numeric reference.
A-2-1

(a)[(i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the foregoing, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto; provided, however, that the term “Intellectual Property Collateral” shall not include any pending “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law);]
(b)[(i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1 attached hereto, (ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations, and extensions thereof, and all improvements thereon, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (v) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto;]
(c)[(i) all copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto;] and
(d)any and all Proceeds of the foregoing.
2.Recordation. Each Grantor authorizes and requests that [the Register of Copyrights][the Commissioner for Patents][the Commissioner for Trademarks][and any other applicable federal United States or federal Canadian government officer] record this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement.

A-2-2

3.Execution in Counterparts. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement may be executed in any number of counterparts (including by facsimile or other electronic imaging means), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
4.Governing Law. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate in any way hereto or the negotiation, execution or performance thereof or the transactions contemplated hereby, unless otherwise expressly set forth therein, shall be governed by, and construed in accordance with, the law of the state of New York. EACH GRANTOR AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS [APPLICABLE NUMBERED SUPPLEMENT] SUPPLEMENTAL INTELLECTUAL PROPERTY SECURITY AGREEMENT OR ANY OTHER NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS [APPLICABLE NUMBERED SUPPLEMENT] SUPPLEMENTAL INTELLECTUAL PROPERTY SECURITY AGREEMENT AND THE OTHER NOTES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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5.Conflict Provision. The security interest granted pursuant to this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement has been granted in conjunction with the security interest granted to the Notes Collateral Agent for the benefit of the Secured Parties pursuant to the Notes Security Agreement. The rights and remedies of the Notes Collateral Agent with respect to the security interest granted herein are more fully set forth in the Notes Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement are in conflict with the Notes Security Agreement, the provisions of the Notes Security Agreement shall control. Each Grantor agrees that all of the rights, protections, privileges, limitations of liability, indemnities and immunities of the Notes Collateral Agent set forth in the Notes Security Agreement are hereby incorporated herein by reference, mutatis mutandis, and the Notes Collateral Agent shall be entitled to rely on such rights, protections, privileges, limitations of liability, indemnities and immunities as if they were fully set forth herein.

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IN WITNESS WHEREOF, each of the undersigned has caused this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

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Schedule 1
[COPYRIGHTS]
[PATENTS]
[TRADEMARKS]
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Annex 1 to
Notes Security Agreement
ASSUMPTION AGREEMENT, dated as of ____________, 20___, between ______________________, a _______________ _________ (the “Additional Grantor”), and Computershare Trust Company, National Association (“Computershare”), as collateral agent (in such capacity, the “Notes Collateral Agent”) for the Secured Parties (as defined in the Notes Security Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in the Notes Security Agreement and, if not defined therein, as defined in the Indenture (as defined below).
W I T N E S E T H:
WHEREAS, Post Holdings, Inc. (the “Company”), the Guarantors from time to time party thereto and Computershare, as Trustee and as Notes Collateral Agent, have entered into the Indenture, dated as of February 20, 2024 (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, the “Indenture”);
WHEREAS, in connection with the Indenture, the Company, certain of its Affiliates (other than the Additional Grantor) and the Notes Collateral Agent have entered into the Notes Security Agreement, dated as of February 20, 2024 (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, the “Notes Security Agreement”);
WHEREAS, the Indenture requires the Additional Grantor to become a party to the Notes Security Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Notes Security Agreement.
NOW, THEREFORE, IT IS AGREED:
(1)Notes Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.14 of the Notes Security Agreement, hereby becomes a party to the Notes Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _____________2 to the Notes Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Notes Security Agreement with respect to such Grantor is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
(2)GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

2    Refer to each Schedule which needs to be supplemented.
Annex 1 - 1

(3)Successors and Assigns. This Assumption Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Assumption Agreement without the prior written consent of the Notes Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

Annex 1 - 2